Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact:
Chris Gay
308-255-2905
Cabela’s Incorporated

Media Contact:
Joe Arterburn
308-255-1204
Cabela’s Incorporated

CABELA’S INC. REPORTS SECOND QUARTER FISCAL 2007 RESULTS

-Q2 Total Revenue Increased 16.5% to a Q2 Record $451.2 Million
-Operating Income Increased 39.2% as Operating Margin Increased 70 bps
-Q2 Diluted EPS Increased 30.8% to $0.17
-Company Reaffirms Mid-Teens Growth Rate Targets for Full Fiscal 2007

SIDNEY, Neb. (August 2, 2007) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its second fiscal quarter ended June 30, 2007.

Total revenue for the second quarter of 2007 increased 16.5% to $451.2 million compared to $387.3 million for the second fiscal quarter of 2006.  Net income for the second quarter of 2007 increased to $11.3 million, or $0.17 per diluted share, compared to $8.4 million, or $0.13 per diluted share, for the second fiscal quarter of 2006.

The Company had strong second quarter revenues in each of its business segments compared to the same period a year ago. Direct revenue increased $8.9 million, or 4.5%, to $203.9 million; and financial services revenue increased 24.2% to $41.0 million.  Total retail revenue increased 31.8% to $199.6 million, which included a same store sales decrease of 0.8%.  The Company has seen an improvement in same store sales early in the third quarter and remains focused on generating positive same store sales for the year.

 “During the second quarter, we generated significant sales and profit gains across each business segment,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “We were particularly pleased with our ability to achieve a 130 basis point increase in merchandise gross margin, which helped drive a 200 basis point increase in operating margin in our direct business and a 20 basis point increase in operating margin in our retail business.  These results demonstrate our ability to cut costs and improve efficiencies while maintaining the highest level of customer service.

“Our record performance during the first half of fiscal 2007 highlights the strength of our brand, the compelling nature of our operating model and our ongoing commitment to excellence and execution across our entire organization.

“We also continued to grow our retail presence during the quarter, opening our Hazelwood, Missouri, store in April and announcing plans to build a new store in Greenwood, Indiana, next year,” Highby said. “And, we remain on track to open seven new stores in 2007. By year’s end, we will have a total of 26 stores in operation, accounting for approximately 4.0 million retail square feet.”

“As we head into our peak selling season, we are confident about our leadership position in the marketplace and our ability to achieve our long-term top and bottom line mid-teens growth rate targets for fiscal 2007,” Highby said. “We remain the world’s foremost outfitter of hunting, fishing and outdoor gear, and we are dedicated to further building on our leadership status in the industry and capitalizing on the many growth opportunities that lie ahead.”

Conference Call Information

A conference call to discuss second quarter fiscal 2007 operating results is scheduled for today (Thursday, August 2, 2007) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding its ability to achieve its long-term top and bottom line mid-teens growth rate targets for fiscal 2007 and its expectation of opening seven additional destination retail stores in 2007.  Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the ability to negotiate favorable purchase, lease and/or economic development arrangements for new destination retail store locations; expansion into new markets; market saturation due to new destination retail store openings; the acceleration of new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 30, 2006, and Form 10-Q for the fiscal quarter ended March 31, 2007), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	June 30, 2007	December 30, 2006	July 1, 2006

CURRENT ASSETS:
Cash and cash equivalents and short-term investments	$80,229	$172,903	$120,658
Accounts receivable	31,154	37,812	26,542
Credit card loans held for sale	119,452	136,072	90,861
Credit card loans receivable	13,598	16,611	13,996
Inventories	523,925	484,414	461,805
Prepaid expenses and deferred catalog costs	47,161	42,502	43,846
Income taxes receivable	7,063	--	--
Other current assets	94,612	63,907	51,128
Total current assets	917,194	954,221	808,836

PROPERTY AND EQUIPMENT, NET	733,594	600,065	544,215

OTHER ASSETS:
Marketable securities	81,829	117,360	109,515
Other	78,082	79,584	65,376
Total other assets	159,911	196,944	174,891

TOTAL ASSETS	$1,810,699	$1,751,230	$1,527,942

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$229,736	$239,285	$163,883
Unpresented checks net of bank balance	32,615	--	18,769
Accrued expenses and other liabilities	51,965	72,124	46,221
Gift certificates and credit card reward points	137,775	144,210	112,112
Accrued employee compensation and benefits	39,991	61,275	31,980
Time deposits	19,500	33,401	45,159
Short-term borrowings	27,000	6,491	--
Current maturities of long-term debt	26,738	26,803	27,704
Income taxes payable and deferred income taxes	17,863	35,245	11,235
Total current liabilities	583,183	618,834	457,063

LONG-TERM LIABILITIES	472,498	398,538	410,040

STOCKHOLDERS’ EQUITY	755,018	733,858	660,839

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,810,699	$1,751,230	$1,527,942

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended		Six Months Ended

	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
REVENUE:
Merchandise sales	$403,424	$346,458	$826,063	$720,672
Financial services revenue	41,014	33,020	76,748	61,554
Other revenue	6,761	7,785	10,479	9,842
Total revenue	451,199	387,263	913,290	792,068

COST OF REVENUE:
Cost of merchandise sales	258,449	226,449	536,495	468,332
Cost of other revenue	1,648	3,070	1,634	3,476
Total cost of revenue (exclusive of depreciation and amortization)	260,097	229,519	538,129	471,808

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	170,850	143,199	342,518	291,512
OPERATING INCOME	20,252	14,545	32,643	28,748

OTHER INCOME (EXPENSE):
Interest income	427	936	1,663	1,337
Interest expense	(4,836)	(4,791)	(9,470)	(8,135)
Other income, net	2,153	2,623	4,349	5,600
Total other income (expense)	(2,256)	(1,232)	(3,458)	(1,198)

INCOME BEFORE PROVISION FOR INCOME TAXES	17,996	13,313	29,185	27,550

PROVISION FOR INCOME TAXES	6,732	4,957	10,779	10,111

NET INCOME	$11,264	$8,356	$18,406	$17,439

EARNINGS PER SHARE:
Basic	$0.17	$0.13	$0.28	$0.27

Diluted	$0.17	$0.13	$0.27	$0.26

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,782,822	65,201,266	65,639,217	65,135,553

Diluted	67,111,798	66,401,158	67,251,708	66,422,914

Segment Information	Three Months Ended		Six Months Ended
(Dollars in Thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Direct revenue	$203,861	$195,009	$441,746	$423,880
Retail revenue	199,563	151,449	384,317	296,792
Financial services revenue	41,014	33,020	76,748	61,554
Other revenue	6,761	7,785	10,479	9,842
Total revenue	$451,199	$387,263	$913,290	$792,068

Direct operating income	$33,966	$28,689	$66,459	$61,693
Retail operating income	22,108	16,504	39,463	29,240
Financial services operating income	8,833	7,091	17,392	14,126
Other operating loss	(44,655)	(37,739)	(90,671)	(76,311)
Total operating income	$20,252	$14,545	$32,643	$28,748

As a Percentage of Total Revenue:
Direct revenue	45.2%	50.4%	48.4%	53.5%
Retail revenue	44.2%	39.1%	42.1%	37.5%
Financial services revenue	9.1%	8.5%	8.4%	7.8%
Other revenue	1.5%	2.0%	1.1%	1.2%
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Direct operating income	16.7%	14.7%	15.0%	14.6%
Retail operating income	11.1%	10.9%	10.3%	9.9%
Financial services operating income	21.5%	21.5%	22.7%	22.9%
Total operating income (1)	4.5%	3.8%	3.6%	3.6%

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:	Three Months Ended		Six Months Ended
(In Thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Interest and fee income, net of provision for loan losses	$6,334	$4,503	$11,094	$10,988

Interest expense	(1,205)	(1,174)	(2,445)	(2,301)
Net interest income, net of provision for loan losses	5,129	3,329	8,649	8,687

Non-interest income:
Securitization income	50,026	42,061	93,636	75,780
Other non-interest income	11,308	9,370	22,480	18,081
Total non-interest income	61,334	51,431	116,116	93,861
Less: Customer rewards costs	(25,449)	(21,740)	(48,017)	(40,994)

Financial services revenue	$41,014	$33,020	$76,748	$61,554

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on Non-GAAP Basis:	Three Months Ended		Six Months Ended
(Dollars in Thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006

Interest income	$43,738	$33,549	$87,545	$66,463
Interchange income, net of customer rewards costs	16,285	12,889	29,750	23,993
Other fee income	6,039	5,310	12,077	10,473
Interest expense	(19,551)	(15,300)	(38,411)	(29,327)
Provision for loan losses	(7,110)	(6,050)	(14,443)	(11,912)
Other	1,613	2,622	230	1,864
Managed financial services revenue	$41,014	$33,020	$76,748	$61,554

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	10.9%	10.4%	11.1%	10.4%
Interchange income, net of customer rewards costs	4.1%	4.0%	3.8%	3.8%
Other fee income	1.5%	1.6%	1.5%	1.6%
Interest expense	(4.9)%	(4.7)%	(4.9)%	(4.6)%
Provision for loan losses	(1.8)%	(1.9)%	(1.8)%	(1.9)%
Other	0.4%	0.8%	0.0%	0.4%
Managed financial services revenue	10.2%	10.2%	9.7%	9.7%

Average reported credit card loans	$140,609	$127,638	$141,021	$125,262
Average managed credit card loans	$1,606,616	$1,295,131	$1,583,918	$1,274,653

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